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                                  EXHIBIT 99.1


[CBIZ LOGO]  CENTURY BUSINESS SERVICES, INC.                 PRESS RELEASE
--------------------------------------------------------------------------------
Business Services for Business America.(TM)



   FOR IMMEDIATE RELEASE                   CONTACT: DAN CLARK
                                                     Vice President, Corporate
                                                     Relations
                                                     CLEVELAND, OHIO
                                                     (216) 447-9000

                CENTURY BUSINESS SERVICES, INC., REORGANIZES AND
                      STRENGTHENS ITS TOP MANAGEMENT TEAM

                  REORGANIZATION TO EXPEDITE INTERNAL GROWTH OF
            PROFESSIONAL SERVICES AND INCREASE PRODUCT DISTRIBUTION


Cleveland, Ohio (December 14, 1998)--Century Business Services, Inc. (Nasdaq:CBIZ) ("Century"), the nation's fastest emerging outsourced business services company, today announced the reorganization of its top management team to accelerate its internal growth and to strengthen the integration of its services network, taking the Company to the next level.

In less than two years, Century Business Services has been transformed from a niche market insurance company in Cleveland, Ohio, to a leading national provider of professional business services. From $35.8 million in revenues for 1996, primarily in its niche market insurance business, Century has built a national platform of professional services and products approaching $400 million in revenue from recurring professional fees and commissions. A national provider of accounting, tax and consulting services, as well as benefits administration, financial and insurance products to small and mid-sized businesses across the United States, Century is currently operating at a built-in internal growth rate of approximately 15% and high profit margins. The original niche market insurance company, which accounted for 96% of 1996 Company revenue, now represents approximately 15% of total Company revenue.

During this two-year period, Century has built one of the nation's top ten (10) accounting, tax and consulting services companies, one of the top ten (10) valuation services companies and one of the top fifteen (15) benefits administration and insurance distribution services firms. Century has established this market presence by serving its growing customer base of over 100,000 small to mid-sized businesses. While most of Century's growth throughout this two-year period has






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come from acquisitions in strategic market areas, the Company is now strengthening and restructuring its top management team to speed up its internal growth through cross-serving, utilizing its trusted advisor groups to distribute products and services to its client base. This accelerated initiative will continue to be augmented by acquisitions of trophy companies to provide a full complement of professional services and increase the distribution of financial and insurance products in markets across the nation.

Michael G. DeGroote, Chairman, President and Chief Executive Officer, stated, "After a very successful rapid growth program in the Century Business Services Group over the past two years, Century has established itself as a leader of professional services and product distribution for small and mid-sized businesses across the USA. The time has now come to set up a more broadly experienced top management team to elevate Century to the next level of achievement for future growth, particularly organic growth. We have accomplished an awful lot in a short time. The new initiatives and management restructuring announced today leave no doubt in my mind that we are ready for that next level of continued progress for Century."

The following management structure has been implemented to continue to accomplish Century's rapid growth program:

- Keith W. Reeves,  previously  Senior Vice President of the Business Services
                                    Group, has assumed the role of Senior Vice
                                    President of the Company and President of the Accounting, Tax, Consulting and Valuation Group, the Company's largest business services group. Mr. Reeves will be assisted by Andrew B. Zelenkofske, who will continue as Vice President of Century's Accounting, Tax and Consulting group.

- Robert A. O'Byrne,  previously Vice President,  Benefits Consulting and
                                    Administration Services, has been appointed
                                    Senior Vice President of the Company and
                                    President of the Benefits Administration and Insurance Services Group, the Company's second largest business services group.

- John J. Hopkins was appointed  Senior Vice President of the Company in charge of nationwide product development and
                                    marketing. Prior to joining Century in June
                                    1998, Mr. Hopkins held a variety of
                                    positions with Coopers & Lybrand, including
                                    National Director, Process Management, where he developed and implemented Coopers & Lybrand's national tax outsourcing business.



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- Jerome P. Grisko,  Jr., was appointed  Senior Vice President,  Mergers &
                                    Acquisitions and Legal Affairs. Prior to joining Century in September 1998, Mr. Grisko was a partner with Baker & Hostetler, LLP, which he joined in 1987. At Baker & Hostetler, Mr. Grisko amassed a vast amount of experience in structuring and negotiating mergers and acquisitions as well as in corporate matters.

Century also appointed Leslie Wilk Braksick, Ph.D., as an officer of the Company with the title of Vice President of Performance Consulting Services. Dr. Braksick is President of Continuous Learning Group (CLG), a consulting firm which was merged with the Company in early 1998. CLG specializes in performance consulting and provides top management consulting services to several Fortune 100 companies as well as mid-sized businesses throughout the United States. Dr. Braksick will enhance Century's management team and, together with CLG's vast group of professionals, assist the Company in attaining its next level of achievement.

As part of the Company's reorganization, the Executive Vice President position, held by Gregory J. Skoda since November 1997, has been eliminated. Mr. Skoda will return as President of SMR Business Services, which was acquired by Century in December 1996. Mr. Skoda was one of the founders of SMR in 1980.

Mr. DeGroote stated, "Gregory has made a significant contribution in establishing Century as a leading provider of professional business services across the United States. I am looking forward to working with him at SMR, which has been a major `growth engine' for Century Business Services in the Cleveland marketplace, where Century was first established."

Mr. Skoda commented, "I look forward to returning to SMR after two years of helping to build Century into a national leader in the outsourcing service industry. This move will afford me the opportunity to spend more time with my young family while still very much participating in Century's rapid growth."

All other senior management positions in Century remain the same.

Century Business Services, Inc. is a leading provider of outsourced business services to small and medium sized companies throughout the United States. The Company provides integrated services in the following areas: accounting systems, advisory and tax; benefits design and administration; human resources; information technology systems; payroll administration; specialty insurance; valuation; and workers' compensation. These services are provided through a network of more than 160 Company offices in 35 states, as well as through its subsidiary, Century Small Business Solutions, a franchisor of accounting services with 650 franchisee offices in 47 states.



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Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to integrate its newly acquired operations effectively with its existing businesses; the Company's ability to locate and acquire other businesses in furtherance of its aggressive growth strategy; the Company's ability to adequately estimate its liability reserves for its insurance businesses; the possibility of market reverses in its investment portfolios; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation affecting its insurance business or tax law changes affecting its business services operations, which are described in further detail in the Company's filings with the Securities and Exchange Commission.

   For further information regarding CENTURY BUSINESS SERVICES, INC., call our
                               Investor Relations
                            Office at (216) 447-9000.




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